UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2020
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

10603 W. Sam Houston Pkwy N.,
Suite 300
Houston, Texas 77064
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In response to the deterioration of oil prices, the COVID-19 health emergency in the United States, and the associated economic impacts, on April 1, 2020, each of the executive officers of Flotek Industries, Inc. (the "Company") requested that the Company reduce his or her base salary in exchange for restricted stock in the Company. John W. Gibson, Jr. requested a reduction of 20%, and all other executive officers requested a reduction of 10%. On April 3, 2020, the compensation committee of the board of directors of the Company (the "Board") approved the requested reductions and restricted stock grants. The restricted stock vests on April 1, 2021, the first anniversary of the effective date of grant.

The salary reductions will be effective as of April 1, 2020, and will continue through December 31, 2020. Each executive has agreed that the salary reductions do not constitute a change, modification or amendment to his or her employment agreement or other similar arrangements with the Company. Other applicable incentive compensation programs for 2020 will be calculated in reference to base salaries as in effect prior to the reductions.

On April 3, 2020, the Board approved a 20% reduction to the fees to be paid to the directors of the Company. The 20% reduction will be effective for fees that are payable on or after April 1, 2020. The reduction will continue through December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: April 3, 2020	/s/ Nicholas J. Bigney
	Name:	Nicholas J. Bigney
	Title:	Senior Vice President, General Counsel & Corporate Secretary